                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                Deb Shops, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
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    ___________________________________________________________________________
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    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 DEB SHOPS INC.
                                      LOGO

                  9401 BLUE GRASS ROAD, PHILADELPHIA, PA 19114
                                  (215)676-6000




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                              FRIDAY, MAY 30, 1997
                                  AT 10:00 A.M.





TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Deb Shops, Inc., a Pennsylvania corporation, will be held on Friday, May 30, 1997 at 10:00 a.m. at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania. The purposes of the meeting are to:

       1. Elect six (6) directors to serve until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors; and

       2. Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   Information concerning such matters is set forth in the following Proxy Statement.

   April 11, 1997 is the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

   The accompanying form of Proxy is solicited by the Board of Directors of the Company. Even if you are planning to attend the Annual Meeting in person, please complete, date, sign and return the Proxy.

              By Order of the Board of Directors of the Company





WARREN WEINER, Secretary                           MARVIN ROUNICK, President



Dated: April 30, 1997

                                 DEB SHOPS INC.
                                      LOGO
                 9401 BLUE GRASS ROAD, PHILADELPHIA, PA 19114

                                     ------

                                 PROXY STATEMENT

                                     ------

                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  MAY 30, 1997

                                     ------

   This Proxy Statement is submitted with the attached Notice of Annual Meeting of Shareholders of Deb Shops, Inc. (the "Company") to be held on Friday, May 30, 1997 at 10:00 a.m., at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania. The form of Proxy is enclosed. This Proxy Statement is first being sent or given to shareholders of the Company on or about April 30, 1997.

                            REVOCABILITY OF PROXY

   A Proxy executed in the form enclosed may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                       PERSONS MAKING THE SOLICITATION

   The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or of its subsidiaries, none of whom will receive additional compensation in connection with such solicitation. The expense of the solicitation of Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of common stock held by them, and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The holders of record of the Common Stock of the Company at the close of business on April 11, 1997 (the "Record Date") will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on April 11, 1997, the total number of outstanding shares of Common Stock was 12,844,680 shares. Each share of Common Stock will be entitled to one vote on all business to come before the Annual Meeting on which a vote is taken. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the Annual Meeting. The vote of at least a majority of the shareholders present, in person or by proxy, is required to elect each director.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of April 11, 1997, regarding the shares of each class of equity securities of the Company owned by (i) each person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director, (iii) the chief executive officer and each of the four other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group.

                                       Amount and
                                         Nature
Name and Address of                   of Beneficial            Title of            Percent
Beneficial Owner (1)                    Ownership               Class              of Class
--------------------                 --------------            --------            --------
Marvin Rounick(2)                       3,849,656(3)        Common Stock             30.0%
9401 Blue Grass Road                          230           Non-Voting Series A      50.0%
Philadelphia, PA 19114                                      Preferred Stock
Judy Rounick                              683,736(4)        Common Stock              5.3%
9401 Blue Grass Road
Philadelphia, PA 19444
Warren Weiner                           2,710,264(5)        Common Stock             21.0%
9401 Blue Grass Road                          230           Non-Voting Series A      50.0%
Philadelphia, PA 19114                                      Preferred Stock
Penny Weiner                            1,616,238(6)        Common Stock             12.6%
9401 Blue Grass Road
Philadelphia, PA 19114
Barry H. Frank                          1,628,982(7)        Common Stock             12.7%
1735 Market Street
Philadelphia, PA 19103-7598
Robert Shein                            1,629,882(7)(8)     Common Stock             12.7%
896 Roscommon Road
Bryn Mawr, PA 19010
Jack A. Rounick(2)                      1,363,875(9)        Common Stock             10.6%
516 Swede Street
Norristown, PA 19401
Stuart H. Savett                          751,000(10)       Common Stock              5.8%
320 Walnut Street
Suite 508
Philadelphia, PA 19106
Paul S. Bachow                                -0-           Common Stock              -0-
Barry H. Feinberg                             -0-           Common Stock              -0-
Allan Laufgraben                           50,000(11)       Common Stock            Less than 1%
Barry Vesotsky                             45,528(11)       Common Stock            Less than 1%
Stanley A. Uhr                             15,240(11)(12)   Common Stock            Less than 1%
All Directors and                       9,686,245(13)       Common Stock             75.4%
Officers as a Group                           460           Non-Voting Series A     100.0%
(11 persons)                                                Preferred Stock

------
 (1) Addresses are included for beneficial owners of more than 5% of the Common Stock of the Company. Information as to certain of such shareholders has been derived from filings made with the Securities and Exchange Commission.
                                       [footnotes continued on following page]

[footnotes continued from preceding page]

 (2) Marvin Rounick and Jack A. Rounick are brothers.

 (3) Marvin Rounick has sole voting and dispositive power with respect to 3,165,920 shares of Common Stock (24.7% of the class), and shared voting and dispositive power with Judy Rounick, his wife, with respect to the remaining 683,736 shares of Common Stock (5.3% of the class). See note
     (4) below. The foregoing table does not include 750,000 shares of Common Stock (5.8% of the class) held by a trust of which Mr. Rounick is the sole beneficiary, but as to which neither Mr. nor Mrs. Rounick has voting or dispositive power. See notes (9) and (10) below.

 (4) Judy Rounick has shared voting and dispositive power with Marvin Rounick, her husband, with respect to these shares. See note (3) above.

 (5) Warren Weiner has sole voting and dispositive power with respect to 1,047,766 shares of Common Stock (8.2% of the class) and shared voting and dispositive power with Penny Weiner, his wife, with respect to 1,616,238 shares of Common Stock (12.6% of the class). See note (6) below. The table also includes 25,000 shares of Common Stock held by trusts for the benefit of Mr. Weiner's nephew and nieces, as to which Mr. Weiner has sole voting and dispositive power as trustee and 10,000 shares held by one of Mr. Weiner's daughters; Mr. Weiner disclaims beneficial ownership of such shares. The foregoing table does not include 605,504 shares of Common Stock (4.7% of the class) held by a trust of which Mr. Weiner is the sole beneficiary, and 1,023,478 shares of Common Stock (8.0% of the class) held by a trust of which Mrs. Weiner is the sole beneficiary, but as to which neither Mr. nor Mrs. Weiner has voting or dispositive power. See note (7) below. The table includes 11,260 shares of Common Stock to which Mr. Weiner may become entitled under the Company's Employee Savings and Protection Plan.

 (6) Penny Weiner has shared voting and dispositive power with Warren Weiner, her husband, with respect to these shares. See note (5) above.

 (7) Includes 1,628,982 shares held by trusts for the benefit of Mr. or Mrs. Warren Weiner, of which Messrs. Frank and Shein share voting and dispositive power, as co-trustees. Messrs. Frank and Shein disclaim beneficial ownership of these shares.

 (8) Includes 900 shares held by a child of Mr. Shein as to which he disclaims beneficial ownership.

 (9) Jack A. Rounick has sole voting power with respect to 556,975 shares of Common Stock (4.3% of the class). Of these shares he has sole dispositive power with respect to 137,151 shares and shared dispositive power with Noreen Rounick, his wife, with respect to the remaining 419,824 shares. Mr. Rounick also has shared voting and dispositive power, with his wife, with respect to 56,900 shares of Common Stock included in the table. The table also includes 750,000 shares of Common Stock (5.8% of the class) held by a trust for the benefit of Marvin Rounick, in which Jack Rounick shares voting and dispositive power as a co-trustee with Stuart Savett; Mr. Rounick disclaims beneficial ownership of these shares.

(10) The table includes 750,000 shares of Common Stock (5.8% of the class) held by a trust for the benefit of Marvin Rounick, in which Mr. Savett shares voting and dispositive power as a co-trustee with Jack A. Rounick; Mr. Savett disclaims beneficial ownership of such shares.

(11) Beneficial ownership has been determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and therefore, includes shares of common stock covered by options granted to officers pursuant to the Company's 1995 Incentive Stock Option Plan which are currently exercisable or exercisable within 60 days of April 11, 1996 as follows:
     Mr. Laufgraben--50,000 shares; Mr. Vesotsky--25,000 shares; Mr. Uhr--15,000 shares; Officers as a Group (5 persons)--107,500 shares.

(12) Includes 120 shares held by children of Mr. Uhr as to which he disclaims beneficial ownership.

(13) See prior footnotes.

                            ELECTION OF DIRECTORS

   Six (6) directors will be elected to hold office subject to the provisions of the Company's By-Laws until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

   The following table sets forth the name, age, position with the Company and respective service dates of each person who has been nominated to be a director of the Company.

                                                                             Director
           Name                Age         Position with the Company           Since
 --------------------------   -----   -----------------------------------    ----------
Marvin Rounick  ...........    57    Director, President and Chief             1973
                                     Executive Officer
Warren Weiner  ............    53    Director, Executive Vice President,       1973
                                     Secretary and Treasurer
Jack A. Rounick  ..........    61    Director, Assistant Secretary             1973
Paul S. Bachow  ...........    46    Director                                  1989
Barry H. Feinberg  ........    51    Director                                  1989
Barry H. Frank  ...........    58    Director                                  1989

   Marvin Rounick and Jack A. Rounick are brothers.

PRINCIPAL OCCUPATIONS OF THE NOMINEES TO BE DIRECTORS

   Marvin Rounick has been employed by the Company since 1961. Since 1979, he has served as the President and Chief Executive Officer.

   Warren Weiner was employed by the Company from 1965 until 1975. He rejoined the Company in January, 1982 as Executive Vice President, Secretary and Treasurer.

   Jack A. Rounick is Assistant Secretary of the Company. Since October, 1995, he has been engaged in the private practice of law in Norristown, Pennsylvania. In addition, since 1984 Mr. Rounick has been a director, and from 1984 to 1993 was Vice President and General Counsel, of Martin Lawrence Limited Editions, Inc., a public company engaged in the business of publishing and selling lithographs, paintings and other works of art on a wholesale basis and through company-owned art galleries. Mr. Rounick was also, from May 1992 to December 1995, President of THINK BIG!, Inc., Conshohocken, Pennsylvania, which sold oversized gift products.

   Paul S. Bachow has been, since December, 1985, President of Bachow and Associates, Inc. or its predecessor firms, Philadelphia, Pennsylvania, and affiliated companies, private companies engaged in the business of buying and operating manufacturing, distributing, communication and service companies. Mr. Bachow is also a director of Anadigics, Inc., a company with a class of securities registered under the Securities Exchange Act of 1934, as amended.

   Barry H. Feinberg has been, since January, 1992, President of Kaiser, Feinberg & Associates, Inc., Philadelphia, Pennsylvania, a marketing company. From July 1992 to October 1993, Mr. Feinberg was President of Nationwide Automotive, Inc., a retailer of automotive parts. Since 1991 Mr. Feinberg also has been an Adjunct Professor of Marketing at the Wharton School, University of Pennsylvania. Mr. Feinberg is also a director of Hibbett Sporting Goods, Inc., Souper Salad, Inc., The Children's Place, Inc., and Hippo Graphics, Inc., each of which is a company with a class of securities registered under the Securities Exchange Act of 1934, as amended.

   Barry H. Frank has been a partner in the law firm of Mesirov Gelman Jaffe Cramer & Jamieson, Philadelphia, Pennsylvania, general counsel to the Company, since May, 1987.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

   The Board of Directors holds formal meetings and also discusses matters on an informal basis. The Board held two meetings during the fiscal year ended January 31, 1997 and acted by written consent fourteen times during the year. The Company has no nominating committee. However, the Board has established an Audit Committee, a Stock Option Committee, a Compensation Committee and an Employee Savings and Protection Plan Committee ("ESP Plan Committee"). Each director attended all meetings of the Board and of Committees on which he served.

   The Audit Committee consists of Paul S. Bachow, Barry H. Feinberg and Barry H. Frank. The function of the Audit Committee is to recommend to the Board the employment of the Company's independent auditors and to review with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope, and the competency of internal audit personnel. The Audit Committee held one meeting during the last fiscal year.

   The Stock Option Committee, consisting of Marvin Rounick, Warren Weiner and Jack A. Rounick, administers the Company's 1995 Incentive Stock Option Plan and determines the employees eligible to be granted stock options and the number of options to be granted. The Stock Option Committee also administers the Company's Restricted Stock Incentive Plan and determines the employees eligible to be granted common stock and the number of shares to be granted. The Stock Option Committee held no meetings but acted by written consent once during the last fiscal year.

   The Compensation Committee consists of Paul S. Bachow, Barry H. Feinberg and Barry H. Frank. The function of the Compensation Committee is to consider and make recommendations to the Board of Directors, at its request, with respect to appropriate levels of compensation for the President, Executive Vice President, and other officers and employees of the Company. The Compensation Committee held no meetings during the last fiscal year.

   The ESP Plan Committee, consisting of Marvin Rounick, Warren Weiner and Stanley A. Uhr, Esq., administers the Company's Employee Savings and Protection Plan ("ESP Plan"), a 401(k) plan under the Internal Revenue Code. The ESP Plan Committee held no meetings during the last fiscal year.

   Directors of the Company, other than Directors who are also employees of the Company, receive $500 for each meeting of the Board of Directors and Committees of the Board attended, plus expenses.

                   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL
                              SHAREHOLDER RETURN

   The following graph compares the cumulative total shareholder return for the last five fiscal years for the Company's Common Stock to the cumulative total returns of (i) the NASDAQ Stock Market (US Companies) and (ii) the Dow Jones Retailers -- Specialty-Apparel Index.


     250|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                               &  |
     200|------------------------------------------------------------------|
        |                                                                  |
        |                                                 &                |
        |                                                                  |
  D     |                                                                  |
  O     |                                                                  |
  L  150|------------------------------------------------------------------|
  L     |                                                                  |
  A     |                                                                  |
  R     |                        &           &                             |
  S     |                                                                  |
        |             &                                                 o  |
     100|*&o---------------------------------------------------------------|
        |             *o                                  o                |
        |                        o                                         |
        |                                    o                             |
        |                                                                  |
        |                        *                                         |
      50|------------------------------------*--------------------------*--|
        |                                                                  |
        |                                                                  |
        |                                                 *                |
        |                                                                  |
        |                                                                  |
       0|-|-----------|-----------|----------|-------------|-------------|-|
         1/92       1/93        1/94        1/95         1/96          1/97



===============================================================================
                                    LEGEND

                                                                                   Fiscal Year Ended
                                                             ---------------------------------------------------------------
   Symbol                  Index Description                 01/31/92   01/29/93   01/31/94    01/31/95  01/31/96   01/31/97
   ------                  -----------------                 --------   --------   --------    --------  --------   --------
    *        DEB SHOPS, INC.                                   100         96          60          49        34         49
    &        Nasdaq Stock Market (US Companies)                100        113         130         124       175        215
    o        Dow Jones Retailers -- Specialty Apparel Index    100         95          88          79        92        113

NOTES

 A. The lines represent annual index levels, assuming reinvestment of all dividends paid during the measurement period.

 B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

 C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

 D. The index level for all series was set to 100.0 on 01/31/92.

===============================================================================

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

   The following information is furnished for the fiscal years ended January 31, 1997, 1996 and 1995, with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the last fiscal year whose salary and bonus exceeded $100,000. The Summary Compensation Table includes amounts deferred at the officer's election.

                          SUMMARY COMPENSATION TABLE

                                                                                   Long Term Compensation
                                                                            --------------------------------------
                                              Annual Compensation                   Awards              Payouts
                                       ----------------------------------   ------------------------  ------------
                                                                                         Number of
                              Fiscal                            Other      Restricted      Shares
                               Year                            Annual         Stock      Underlying                  All Other
                               Ended               Bonus    Compensation    Award(s)      Options/                 Compensation
Name and Principal Position    1/31     Salary      (1)          (2)           (3)          SARs      LTIP Payouts    (2)(4)
 ---------------------------  ------   --------  --------    ------------  -----------  -----------   ------------  -----------
Marvin Rounick                 1997    $407,705        --        --            --              --          --             --
 President and Chief           1996    $408,834        --        --            --              --          --             --
 Executive Officer             1995    $407,942        --        --            --              --          --             --

Warren Weiner                  1997    $299,620        --        --            --              --          --         $3,750
 Executive Vice                1996    $300,194        --        --            --              --          --         $3,636
 President, Secretary and      1995    $300,194        --        --            --              --          --         $3,232
 Treasurer

Allan Laufgraben               1997    $251,939        --        --            --              --          --             --
 Senior Vice-President,        1996    $ 42,311        --        --            --         200,000          --             --
 Merchandising                 1995          --        --        --            --              --          --             --

Barry Vesotsky                 1997    $162,235        --        --            --              --          --         $3,750
 Vice President,               1996    $145,588   $17,000        --            --          50,000          --         $3,300
 Merchandising                 1995    $137,538   $40,000        --            --              --          --         $3,125

Stanley A. Uhr                 1997    $104,800        --        --            --              --          --             --
 Vice President,               1996    $ 94,451   $10,000        --            --          30,000          --             --
 Real Estate and               1995    $ 94,451   $20,000        --            --              --          --         $  765
 Corporate Counsel

------
(1) For the fiscal year ended January 31, 1995 consists of market value, at date of vesting, of restricted common stock issued under the Company's Restricted Stock Incentive Plan, which vests solely by lapse of time in approximately six months from date of grant, subject to earlier forfeiture upon termination of employment. Pending vesting, the grantee is entitled to vote the stock and to receive any cash dividends. See "Employment Contracts."

(2) The named executive officers received various personal benefits, the total value of which did not exceed for any fiscal year as to any such person the lesser of $50,000 or 10% of his annual salary and bonus.

(3) Awards of restricted stock are shown in Bonus column.

(4) Consists of Company contributions to the ESP Plan for the account of the named executive subject to vesting by lapse of time.

GRANT OF STOCK OPTIONS

   The following table sets forth information regarding grants of stock options made during the Company's fiscal year ended January 31, 1997 to each of the named executive officers pursuant to the Company's 1995 Incentive Stock Option Plan:

                                                                                                    Potential Realizable Value
                                                                                                         At Assumed Annual
                                                                                                       Rates of Stock Price
                                                                                                         Appreciation For
                                                  Individual Grants                                       Option Term (1)
                     -----------------------------------------------------------------------------  --------------------------
                     Number of Shares    Percentage of Total
                        Underlying        Options Granted to
                          Options            Employees in        Exercise Price
       Name               Granted            Fiscal Year           per Share      Expiration Date        5%            10%
-----------------   ------------------  --------------------   ----------------   ---------------  ------------  ------------
Marvin Rounick              N/A(2)                --                   --                --              --            --
Warren Weiner               N/A(2)                --                   --                --              --            --
Allan Laufgraben              0                   --                   --                --              --            --
Barry Vesotsky                0                   --                   --                --              --            --
Stanley A. Uhr                0                   --                   --                --              --            --

------
(1) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) Mr. Rounick and Mr. Weiner do not participate in the Company's 1995 Incentive Stock Option Plan.

EXERCISE OF STOCK OPTIONS

   The following table sets forth information regarding the exercise of stock options by each of the named executive officers of the Company during the fiscal year ended January 31, 1997, as well as the value of any unexercised options:

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION VALUES

                                                        Total Number of Shares
                                                    Underlying Unexercised Options    Value of Unexercised In-the-Money
                                                          at Fiscal Year End            Options at Fiscal Year End (1)
                                                   --------------------------------   -----------------------------------
                    Shares Acquired     Value
       Name           On Exercise      Realized     Exercisable     Unexercisable       Exercisable       Unexercisable
 ----------------   ---------------   ----------    -------------   ---------------   ----------------   ----------------
Marvin Rounick            N/A(2)          --               --               --                 --                 --
Warren Weiner             N/A(2)          --               --               --                 --                 --
Allan Laufgraben           --             --           50,000          150,000            $65,750           $197,250
Barry Vesotsky             --             --           25,000           25,000            $32,875           $ 32,875
Stanley A. Uhr             --             --           15,000           15,000            $19,725           $ 19,725

------
(1) Options are In-the-Money at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

(2) Mr. Rounick and Mr. Weiner do not participate in the Company's 1995 Incentive Stock Option Plan.

INSURANCE

   In 1983, the Company purchased split dollar increasing whole life insurance policies providing $5,000,000 coverage for each of Marvin Rounick and Warren Weiner. In 1987, at the request of the insureds, the Company surrendered these policies, which had cash surrender values of $519,925 and $489,691, respectively, for two new whole life policies each in the amount of $20,000,000. One policy insures the joint lives of Marvin Rounick and his wife, and the other policy insures the joint lives of Warren Weiner and his wife. The cash surrender values of the prior policies were applied as prepaid premiums for the new policies. The policies are payable upon the death of the last to die of the executive and his spouse. No premiums were paid on these policies in the last fiscal year.

   Upon the death of an insured, or at such earlier date as the Company's interest in the policy may be terminated at the election of the Company or the owner of the policy, the Company will be entitled to receive from the death benefits or the cash surrender value, as the case may be, an amount equal to the greater of (i) all premiums paid by it directly or through loans on the policy, plus any remaining dividend credits, less any indebtedness to the insurance company incurred by the Company to pay premiums, or (ii) the amount of the cash surrender value of the policy. The balance of any death benefits will be paid to a certain Rounick family insurance trust or a certain Weiner family insurance trust, as the case may be, which are the owners and beneficiaries of the respective policies.

EMPLOYMENT CONTRACTS

   Messrs. Barry Vesotsky and Allan Laufgraben have written agreements with the Company which govern all or part of their compensation. The agreement with Mr. Vesotsky provides that he is entitled to receive, in addition to his annual salary, a bonus with respect to fiscal years 1997, 1998, and 1999 equal to two percent (2%) of the increase in earnings before interest and taxes on a consolidated basis, of the Company's apparel business for each such fiscal year over the corresponding amount for the preceding fiscal year. Such bonus shall not exceed $150,000.

   The agreement with Mr. Laufgraben provides that Mr. Laufgraben will serve as the Company's Senior Vice President-Merchandising, will be paid a base salary of $250,000 per year, and will be entitled to receive a bonus with respect to fiscal years 1997, 1998, and 1999 equal to four percent (4%) of the increase in earnings before interest and taxes on a consolidated basis, of the Company's apparel business for such fiscal year over the corresponding amount for the preceding fiscal year. Such bonus shall not exceed $300,000. Mr. Laufgraben, pursuant to the agreement, was awarded the option to purchase up to 200,000 shares of the Common Stock of the Company.

REPORT ON EXECUTIVE COMPENSATION

   The compensation of the President and Executive Vice President is set by the Board of Directors. The cash compensation of the other executive officers is set by the President, as authorized by the Board of Directors. The Stock Option Committee is authorized to make awards of incentive stock options under the Company's 1995 Incentive Stock Option Plan and of restricted stock under the Company's Restricted Stock Incentive Plan.

   In fiscal year 1997 the Board of Directors continued its previous practice of compensating the President/Chief Executive Officer and the Executive Vice President on the basis of fixed salaries, supplemented by various perquisites which are included as "salary" in the Summary Compensation Table. Such compensation is considered by the Board to be appropriate for those positions, irrespective of the Company's performance. The compensation of those officers has not, therefore, increased materially in years of above-average Company performance and has not decreased materially in years of below-average performance. The President/Chief Executive Officer and the Executive Vice President, alone or together with spouses and various trusts and partnerships for family members, are principal shareholders of the Company and, in the Board's view, derive sufficient incentive to maximize Company performance through their status as shareholders without receiving incentive compensation in addition to, or as part of, their regular compensation. Accordingly, neither the President/Chief Executive Officer nor the Executive Vice President receive bonuses or participate in either of the Company's two plans referred to above.

   The other executive officers of the Company are principally compensated through fixed salaries.

   The foregoing report is submitted by the Board of Directors: Paul Bachow, Barry Feinberg, Barry Frank, Jack Rounick*, Marvin Rounick*, and Warren Weiner*.

------
*Members of Stock Option Committee

       TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

   The Company leases its warehouse and office facility (the "Facility") totalling approximately 280,000 square feet pursuant to a twenty year lease dated and effective June 15, 1982, as amended ("the Lease") from the Blue Grass Partnership ("Lessor"). The partners of the Lessor are Marvin Rounick, Warren Weiner, and Jack A. Rounick, and their respective spouses. Under the terms of the Lease, the Company must pay all maintenance, repairs, insurance, utilities, taxes, improvements and modifications to the Facility. During the fiscal year ended January 31, 1997, the Company accrued and paid a rental expense of $550,000 under the Lease.

   A loan in the amount of $500,000 from the Pennsylvania Industrial Development Authority ("PIDA") was made to the Lessor in December, 1984 to finance the Facility. The PIDA loan is payable over a 15 year term at an interest rate of 5% per annum. The Company has guaranteed the repayment of the PIDA loan. At January 31, 1997, the outstanding principal amount of the PIDA loan was approximately $131,900.

   In the last fiscal year, the Company paid legal fees and expects to pay legal fees during the fiscal year ending January 31, 1998 to the law firm of Jack A. Rounick, P.C. (the principal of which is Jack A. Rounick, a director of the Company).

   In the last fiscal year, the Company paid legal fees approximating $99,000 to the law firm of Mesirov Gelman Jaffe Cramer & Jamieson, its general counsel, and expects to pay legal fees to such firm during the fiscal year ending January 31, 1998. Barry H. Frank, a director of the Company, is a partner in that law firm.

   The Company believes that the terms of these transactions, including the Lease, are fair, reasonable and consistent with the terms that would have been available to the Company if made with unaffiliated parties.

   On November 22, 1996, the Company loaned $8.33 million to St. Regis Investors, an affiliate of Warren Weiner, in connection with the refinancing by the borrower of an apartment complex located in Philadelphia, Pennsylvania. The loan was written on a demand basis, was secured by a first mortgage on the apartment complex, and bore interest at an annual rate of 8.5%. The loan was repaid in full by the borrower on December 5, 1996.

   In December 1994 the Company made a $95,000 loan to Lewis Lyons, its Vice President, Finance and Chief Financial Officer. The loan, which is unsecured and does not bear interest, had an unpaid balance of $23,500 as of January 31, 1997.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based solely on a review of copies of Forms 3, 4, and 5 furnished to the Company under Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") or written representations from persons required to furnish to the Company copies of such Forms 3, 4, and 5 if filed with the Securities and Exchange Commission, the Company has determined that Stanley A. Uhr and Lewis Lyons each filed late one report (each relating to a single transaction -- the grant of stock options) required by Section 16(a) of the Exchange Act during the fiscal year ended January 31, 1996.

                   RELATIONSHIPS WITH INDEPENDENT AUDITORS

   The firm of Arthur Andersen LLP was the Company's independent auditors for the fiscal year ended January 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions of shareholders.

   The Board of Directors selects, upon recommendation by the Audit Committee, the independent auditors for the Company. The Board has not yet selected the independent auditors for the current fiscal year.

                SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

   Any proposal of a shareholder intended to be presented at the Annual Meeting of Shareholders in 1998 must be received at the Company's principal executive offices no later than December 31, 1997.

                                  FORM 10-K

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 9401 BLUE GRASS ROAD, PHILADELPHIA, PENNSYLVANIA 19114, ATTENTION: CORPORATE COUNSEL.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 DEB SHOPS, INC.

                  9401 Blue Grass Road, Phildelphia, PA 19114

   The undersigned hereby appoints Marvin Rounick and Warren Weiner, and each of them, proxies with full power of substitution to vote all the shares of Common Stock of Deb Shops, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 30, 1997, at 10 A.M., local time, and at any adjournment or postponement thereof, upon the following matters set forth in the notice of such meeting.

                        (To Be Signed on Reverse Side.)

[X] Please mark your
    votes as in this example
                                        AUTHORITY
                              FOR       WITHHELD   Nominees: Paul S. Bachow
1. Election of Directors:     [ ]         [ ]                Barry H. Feinberg
                                                             Barry H. Frank
                                                             Marvin Rounick
                                                             Jack A. Rounick
                                                             Warren Weiner
To withhold authority for any individual nominee(s), check
the box, and insert the nominee(s) name(s) on the line below:
FOR ALL
EXCEPT:
 [ ]
    -------------------------------------------------------


2. In their discretion, on such other business as may properly come before the Annual Meeting or any adjournment or postponement therof.

                    This Proxy when properly executed will be voted as specified above. If not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Item 1.

                    PLAESE MARK, SIGN, DATE AND RETURN IMMEDIATELY

SIGNATURE                      DATE     SIGNATURE                      DATE
         ----------------------    -----         ----------------------    -----

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give the full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized persons.